Exhibit 99.1

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The View Forward

NYSE: TXI

February 2006

Forward-Looking Statements

Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on the Company’s business, construction activity in the Company’s markets, abnormal periods of inclement weather, changes in the cost of raw materials, fuel and energy, unscheduled plant shutdowns and the impact of environmental laws and other regulations.

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The View Forward – In Summary

•	The U.S. cement industry is favorably structured

•	Texas and California are attractive cement markets

•	TXI is the largest cement supplier in Texas – and a low cost producer

•	TXI’s California cement plant project is underway

	–	Will make TXI a low cost producer

	–	Will enhance TXI’s California market position

	–	Carries minimal risk

•	Flexible capital structure provides opportunity for growth

•	TXI’s management team has decades of industry experience

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Cement, Aggregate and Concrete Industry

CAC Demand Drivers

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Construction Put-in-Place

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Source:  Portland Cement Association

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Favorable Industry Structure

U.S. cement consumption exceeds domestic capacity

U.S. Cement Consumption and Capacity

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Source:  Portland Cement Association, U.S. Geological Survey, Company Reports

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Favorable Industry Structure (continued)

The Supply of Cement Is Constrained

•	U.S. cement capacity and import terminals are largely owned or controlled by international producers

•	High barriers to entry exist for new cement capacity

Cement Demand Should Be Sustainable

•	Construction outlook remains favorable

•	Federal highway spending program will sustain public construction

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Strong Positions in Attractive Markets

•	Texas and California:

	–	Are the two largest U.S. cement markets, accounting for over 23% of U.S. cement demand

	–	Will continue to receive the largest shares of Federal transportation funding

•	TXI is the:

	–	Largest producer of cement in Texas with 30% of state’s total capacity

	–	Fourth largest cement producer in California with 10% market share

	–	Second largest supplier of aggregates and a leading supplier of ready-mix concrete in Texas

	–	Largest supplier of expanded shale and clay aggregates west of the Mississippi River

	–	A leading supplier of sand, gravel and ready-mix concrete in Louisiana

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Low Cost Operations Are Key

•	Recent North Texas plant efficiencies exceed industry averages

•	CemStarSM process increases annual production

•	Workforces at Texas plants are non-union

•	Strategic plant locations result in low transportation costs

•	Low cost culture permeates all operations

High Productivity and Efficiency

	North Texas[1]	PCA Comps[2]

Labor Productivity
Tons per man hour	5.6	3.5
Energy Efficiency
Mmbtu/ton	3.2	3.8
kwh/ton	130	130
Alternative Fuel Usage
% of total fuel sources	14	6

Notes:
1	North Texas numbers are for the eleven months ended May 31, 2005
2	U.S. and Canadian Labor – Energy Input Survey for 2002, Portland Cement Association

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California Plant Modernization and Expansion

•	Will make TXI the second largest cement producer in the Southern California market

•	Will make TXI a low cost supplier

•	Adds 2.3 million tons of state-of-the-art cement capacity

•	Replaces 1.3 million tons of 50 year-old production capacity

•	Investment of approximately $358 million

•	Required permits and permissions are in place

•	Project is similar to the successful North Texas expansion completed in 2001

	–	Identical kiln production of 6,000 tons per day

	–	Transferable experience in design, construction and commissioning (North Texas plant fully commissioned within 6 months of start-up)

	–	Significant pre-selling of new capacity already underway

•	Scheduled to be completed and online by the fall of 2007

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Financial Goals

Top Line Growth	•	Top line growth driven by price improvements and market share gains with new California facility

Profitability	•	Continued margin expansion due to expected price increases and improving production efficiency

Return on Assets	•	Maintain focus on return standards for operations and growth

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TXI Earnings Potential

($mm)	PF FY2005

EBITDA	130
D&A	47
Pro Forma Interest	32

Pre-Tax Income	51

Income Taxes	15

NET INCOME	36

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TXI Earnings Potential (continued)

($mm)	PF FY2005		PF FY2005 (1)

EBITDA	130		180
D&A	47	$10/ton Cement	47
Pro Forma Interest	32	Margin Increase (1)	32

Pre-Tax Income	51		101

Income Taxes	15		31

NET INCOME	36		70

Notes:
1	For illustrative purposes only; actual change in margins will depend on the mix of price increases and input costs.

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TXI Earnings Potential (continued)

($mm)	PF FY2005		PF FY2005[1]		PF FY2005[1,2]

EBITDA	130		180		255
D&A	47	$10/ton Cement	47	$75mm in	62
Pro Forma Interest	32	Margin Increase	32	Incremental EBITDA	32

Pre-Tax Income	51		101	from CA expansion	161

Income Taxes	15		31		49

NET INCOME	36		70		112

Notes:
1	For illustrative purposes only; actual change in margins will depend on the mix of price increases and input costs.
2	Under current market conditions and expected operating improvements for the new California facility

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